UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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SOMANTA PHARMACEUTICALS, INC.

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SOMANTA PHARMACEUTICALS, INC.

19200 Von Karman Avenue, Suite 400

Irvine, CA 92612

NOTICE OF

2006 ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

Dear Stockholders,

I am pleased to invite you to Somanta Pharmaceuticals, Inc.’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”). We will host the meeting at our corporate offices at 19200 Von Karman Avenue, Suite 400, Irvine, California 92612, on Wednesday, September 6, 2006 at 9:00 a.m., Pacific Daylight Time. In addition to covering the formal items on the agenda, we will review the major developments of the past year and answer your questions. As used herein, the term “we”, “our”, “us,” “Company” or “Somanta” refer to Somanta Pharmaceuticals, Inc., a Delaware corporation, and its subsidiaries.

This booklet includes the agenda for this year’s Annual Meeting and the Proxy Statement (the “Proxy Statement”). The Proxy Statement explains the matters we will discuss in the meeting and provides general information about our Company.

Your vote is very important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy as soon as possible to ensure your representation at the meeting. We have provided a postage-paid envelope for your convenience. If you plan to attend the meeting and prefer to vote in person, you may still do so even if you have already returned your proxy.

IF YOU ARE A STOCKHOLDER OF RECORD (THAT IS, IF YOUR STOCK IS REGISTERED WITH US IN YOUR OWN NAME), YOU MAY VOTE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD. PLEASE NOTE, HOWEVER, THAT IF A BROKER, BANK OR OTHER NOMINEE HOLDS YOUR SHARES OF RECORD AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE BROKER, BANK OR OTHER NOMINEE.

We look forward to seeing you at the meeting.

Sincerely,

Terrance J. Bruggeman Executive Chairman of the Board of Directors and Secretary

SOMANTA PHARMACEUTICALS, INC.

19200 Von Karman Avenue, Suite 400

Irvine, CA 92612

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, September 6, 2006

Time:	9:00 am PDT

Place:	19200 Von Karman Ave., Suite 400, Irvine California 92612

Dear Stockholders,

At our 2006 Annual Meeting, we will ask you to:

1. Elect six directors to serve on our Board of Directors (the “Board”) until our 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2. Ratify our Audit Committee’s selection of Stonefield Josephson, Inc. as our independent registered public accounting firm for the fiscal year ending April 30, 2007; and

3. Transact any other business that may be properly presented at the Annual Meeting.

The foregoing items of business are more fully described in the enclosed Proxy Statement.

All holders of outstanding shares of our stock, as of the close of business on August 1, 2006, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

Terrance J. Bruggeman Executive Chairman of the Board of Directors and Secretary

Irvine, California

Wednesday, August 9, 2006

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

SOMANTA PHARMACEUTICALS, INC.

19200 Von Karman Avenue, Suite 400

Irvine, CA 92612

PROXY STATEMENT

INFORMATION ABOUT THE 2006 ANNUAL MEETING AND VOTING

General

The enclosed proxy card has been sent to you by our Board, for use at the Annual Meeting to be held on September 6, 2006, at 9:00 a.m., Pacific Daylight Time, or at any adjournment or postponement of the meeting, for the purposes stated in this document. The Annual Meeting will be at our corporate offices at 19200 Von Karman Avenue, Suite 400, Irvine, California 92612. This Proxy Statement summarizes the information you will need to know to vote in an informed manner.

Voting Rights, Outstanding Shares and Quorum

We will begin mailing this Proxy Statement and the accompanying proxy card on or about August 9, 2006 to all stockholders who are entitled to vote. If you are a holder of record of our common stock at the close of business on August 1, 2006 (the “Record Date”), you are entitled to one vote for each share of our common stock you hold, and if you are a holder of our Series A Convertible Preferred Stock (“Series A Convertible Preferred Stock”) at the close of business on the Record Date, you are entitled to one vote for each share of common stock into which your Series A Convertible Preferred Stock is convertible on such Record Date, in each case, for each matter submitted to a vote of our stockholders. As of the Record Date, there were 14,274,534 shares of our common stock, par value $0.001 per share, outstanding, and 592.6318 shares of our Series A Convertible Preferred Stock, par value $0.001 per share, outstanding, which are convertible into 9,877,197 shares of our common stock.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of stock entitled to vote are present at the Annual Meeting in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. The inspectors of election we appoint will tabulate the votes cast in person or by proxy at the Annual Meeting. The inspectors of election will treat proxies marked “withhold” and/or “abstain” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

The inspector of election will separately count “For” and “Against” votes, abstentions and broker non-votes. With respect to the election of directors, stockholders do not affirmatively vote “Against” directors. Instead, if a stockholder does not want to elect a particular director, the stockholder may simply withhold their “For” vote. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your broker holds your shares as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are typically proposals considered routine under the rules of the New York Stock Exchange on which a broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Proposals 1 and 2 are considered discretionary items.

You may vote in one of the following ways:

•	attend the Annual Meeting and vote in person; or

•	complete, sign, date and return the enclosed proxy card.

We will announce preliminary voting results at the Annual Meeting and publish final voting results in our quarterly report on Form 10-QSB for the second quarter of 2006.

Solicitation

We will bear the entire cost of soliciting proxies, including preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our stock beneficially owned by others, to forward to such beneficial owners. We may reimburse persons representing beneficial owners of shares of our stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our Board, officers or other employees. We will not pay our Board or employees any additional compensation for soliciting proxies.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for voting their shares from their bank, broker or other agent, rather than from our proxy statement and proxy card.

Revocability of Proxies

Once you have submitted your proxy by mail, you may revoke it at any time before we exercise it at the Annual Meeting. You may revoke your proxy by any one of the following three ways:

•	you may mail another proxy marked with a later date;

•	you may notify our Secretary in writing that you wish to revoke your proxy before the Annual Meeting takes place; or

•	you may vote in person at the Annual Meeting. Please note that attendance at the meeting will not, by itself, revoke a proxy.

Description of our Company

We were originally incorporated in the State of New Jersey in 1991 under the name PRS Sub I, Inc. We subsequently changed our name to Service Lube, Inc., then to Fianza Commercial Corp. and then to Hibshman Optical Corp.

On January 31, 2006, we reincorporated into the State of Delaware under the name Somanta Pharmaceuticals, Inc., and acquired Somanta Incorporated, a Delaware corporation, through a merger of a wholly-owned subsidiary with and into Somanta Incorporated. Somanta Incorporated was formerly known as Bridge Oncology Products, Inc., a Delaware corporation, which was formed on February 10, 2005. On August 23, 2005, Bridge Oncology Products, Inc., entered into a Share Exchange Agreement with Somanta Limited, a company organized under the laws of England pursuant to which Somanta Limited became a wholly-owned subsidiary of Bridge Oncology Products, Inc., and Bridge Oncology Products, Inc., changed its name to Somanta Incorporated. Somanta Limited was formed on April 19, 2001.

Currently, and as a result of the foregoing transactions, our parent corporation is Somanta Pharmaceuticals, Inc. Somanta Pharmaceuticals, Inc. has one wholly-owned subsidiary called Somanta Incorporated and Somanta Incorporated has one wholly-owned subsidiary called Somanta Limited.

PROPOSAL 1

ELECTION OF DIRECTORS

Description of our Current Board

Pursuant to a resolution adopted by our Board in accordance with our bylaws, our Board shall consist of six (6) directors. Our current Board has six (6) directors with no current vacancies.

The term of office of our six current directors expires at this Annual Meeting and the nominees are subject to vote as proposed below. The current members of our Board are listed in the table below.

NAME OF DIRECTOR	AGE	DIRECTOR SINCE
Michael R. D. Ashton	60	September 2004
Terrance J. Bruggeman	59	January 2005
Jeffrey B. Davis	43	August 2005
Agamemnon A. Epenetos	57	April 2001
John R. Gibson	56	May 2005
Kathleen H. Van Sleen	46	August 2005

Nominees for Election as Directors

Each of our current six (6) directors have been nominated by the Board for re-election as a director at the Annual Meeting. Each director elected at the Annual Meeting will serve for a term expiring at the Company’s 2007 Annual Meeting or when his or her successor have been duly elected and qualified. The Board has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that any nominee is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other person(s) as may be designated by the Board.

Below is information with respect to each nominee for election.

Michael R. D. Ashton

Mr. Ashton was a director of Somanta Limited from September 2004 through August 2005. Mr. Ashton served as a director of Somanta Incorporated from August 2005 through January 2006. Mr. Ashton became a director of ours in January 2006 and serves as the Chairman of our corporate governance and nominating committee and is a member of our audit and compensation committees. From 1998 through March 2006, Mr. Ashton was the Chief Executive Officer of SkyePharma PLC, an international drug delivery company, based in England. He is a member of the Board of Directors of Astralis Ltd., Transition Therapeutics, Inc., and Vital Living Inc. Mr. Ashton has a Bachelor of Pharmacy from Sydney University and a MBA from Rutgers University.

Terrance J. Bruggeman

Mr. Bruggeman was the Executive Chairman and a director of Somanta Limited from January 2005 through August 2005. Mr. Bruggeman was the Executive Chairman and a director of Somanta Incorporated from August 2005 through January 2006. In January 2006, Mr. Bruggeman became our Executive Chairman and a director. Effective July 1, 2006, Mr. Bruggeman was also appointed as our Chief Financial Officer, Treasurer and Secretary. From 2002 to 2005, Mr. Bruggeman was Chairman, President and Chief Executive Officer of Aspetuck Capital Partners, Inc., a strategic consulting and interim management firm focused on development stage business. He was President and Chief Executive Officer of SureBeam Corporation, supplier of electron beam food safety systems from 2003 to 2004 (SureBeam filed for Chapter 7 liquidation in January 2004) and from 1999 to 2002 was Chairman, President and Chief Executive Officer of Provasis Therapeutics, Inc., a medical device company treating vascular diseases. He was Chairman, President and Chief Executive Officer of Diversa Corporation, an entity discovering, developing and optimizing novel enzymes and other bioactive compounds for use in industrial agricultural and pharmaceutical application from 1996 to 1999. Mr. Bruggeman is an Advisor Director of InnerTalent, Inc., Chairman of Advanced Cardiovascular Devices, LLC, and an Adviser Director at the College of Business, California State University, San Marcos. Mr. Bruggeman is a member of the Board of Directors of the Burnham Institute for Medical Research, BIOCOM and The Lincoln Park Zoological Society. Mr. Bruggeman has his BA from the University of Notre Dame and attended the MBA program at the University of Chicago.

Jeffrey B. Davis

Mr. Davis became a director of Somanta Incorporated in August 2005. Mr. Davis became a director of ours in January 2006 and serves as Chair of our compensation committee and as a member of our audit committee. Since 1997, Mr. Davis has been President of SCO Financial Group LLC and SCO Securities LLC. SCO is a life sciences merchant banking group. Mr. Davis has a BS from Boston University and an MBA from the Wharton School of the University of Pennsylvania. Mr. Davis is currently on the board of MacroChem Corporation, Uluru, Inc. and Access Pharmaceuticals, Inc. Mr. Davis is also a director of Virium Pharmaceuticals, Inc., a private biotechnology company, which has sublicensed rights to co-develop Sodium Phenylbutyrate to us, and he is a principal of SCO Securities LLC, which provides certain financial advisory services to us.

Agamemnon A. Epenetos

Professor Epenetos was the founder and has been Chief Executive Officer and a director of Somanta Limited since April 2001 and became the Chief Executive Officer and a director of Somanta Incorporated in August 2005, and President of Somanta Incorporated in September 2005. Professor Epenetos then became our President, Chief Executive Officer and a director in January 2006. From 1990 to 2001 he was Chairman (1990-1996) and Chief Scientific Officer (1997-2001) of Antisoma plc, a biotechnology company focused on the development of oncology drugs.

Professor Epenetos is a member of the Board of Directors and Chairman of Alexis Biotech Ltd, Trojantec Ltd, and Lifeline Biotech Ltd. He is a medical oncologist at St. Bartholomew’s Hospital and a consultant in clinical oncology at The Harley Street Cancer Clinic. He is a visiting Professor at Imperial College and the School of Pharmacy, University of London. Professor Epenetos holds a medical degree (MB, ChB) from Glasgow University and a PhD from University College London. Dr. Epenetos is currently a practicing medical oncologist in the National Health Service in the United Kingdom. His practice is limited to one half day per week and this does not now, and we have no reason to believe that it will in the future, interfere with his responsibilities as our Chief Executive Officer.

John R. Gibson

Dr. Gibson was a director of Somanta Limited from May 2005 through August 2005. In August 2005, Dr. Gibson became a director of Somanta Incorporated. In January 2006, Dr. Gibson became a director of ours and serves as a member of our compensation and corporate governance and nominating committees. Dr. Gibson has been Senior Vice President, Global Development for Allergan, Inc., a leading pharmaceutical company, since 1993. Dr. Gibson is a member of the Board of Directors of the British American Business Council, Orange County. Dr. Gibson holds his medical degree (MB, ChB) from Glasgow University.

Kathleen H. Van Sleen

Ms. Van Sleen was a director of Somanta Incorporated from August 2005 through January 2006. Ms. Van Sleen became a director of ours in January 2006 and is Chairman of our audit committee and a member of our corporate governance and nominating and compensation committees. Since 2005, Ms. Van Sleen has been part owner and a senior member of management of Reventures Operating Co., Inc., a real estate development and management company, and was previously Vice President Finance for NuVida Ventures, LLC, a real estate investment firm. From 1999 to 2005, Ms. Van Sleen served as interim Chief Financial Officer for a number of emerging growth companies. From 1996 to 1999, she was Senior Vice President-Finance and Administration, Chief Financial Officer of Diversa Corporation, an entity discovering, developing and optimizing novel enzymes and other bioactive compounds for use in industrial agricultural and pharmaceutical application. Ms. Van Sleen holds a BS from George Mason University, an MBA from Marymount University and an MA from Alliant International University.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH OF THE NOMINEES NAMED ABOVE

Board Meetings

During the fiscal year ended April 30, 2006, Somanta Pharmaceuticals, Inc. held two (2) board meetings, Somanta Incorporated held four board (4) meetings, and Somanta Limited held five (5) board meetings, in each case either in person or by conference call. During the 2005 fiscal year, no director attended fewer than seventy five percent (75%) of the number of board meetings held by Somanta Pharmaceuticals, Inc., Somanta Incorporated or Somanta Limited during the period he or she served on the Board.

Director Nominations

When seeking candidates for director, the Corporate Governance and Nominating Committee (the “Nominating Committee”) may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the Nominating Committee will interview the candidate if it believes that the candidate might be suitable to serve as a director. The Nominating Committee may also ask the candidate to meet with management. If the Nominating Committee believes that a candidate would be a valuable addition to the Board and there is either a vacancy on the Board or the Nominating Committee believes that it is in our best interests and those of our stockholders to increase the number of Board members to elect the candidate, the Nominating Committee will recommend to the full Board that candidate’s election.

Before nominating a sitting director for re-election at the Annual Meeting, the Nominating Committee will consider the director’s performance on the Board and whether the director’s re-election would be in our best interest and those of our stockholders, consistent with our corporate governance guidelines and with our continued compliance with applicable law, rules and regulations.

The Board believes that it should be comprised of directors with diverse and complementary backgrounds, and that directors should have expertise that, at a minimum, may be useful to us and may contribute to the success of our business. Directors also should possess the highest personal and professional ethics and should be willing and able to devote an amount of time sufficient to effectively carry out their duties and contribute to the success of our business. When considering candidates for director, the committee takes into account a number of factors, including, without limitation, the following:

•	Relevant business experience;

•	Judgment, skill and integrity;

•	Existing commitments to other businesses;

•	Potential conflicts of interest;

•	Corporate governance background;

•	Financial and accounting background;

•	Legal considerations such as antitrust issues;

•	Executive compensation background; and

•	Size and composition of the existing Board.

Any stockholder may make recommendations to our Board for membership on the Board as discussed in the section below entitled “Proposals of Stockholders for the 2007 Annual Meeting.” The Board will evaluate candidates recommended by stockholders on the same basis as it evaluates other candidates. Stockholders wishing to suggest a candidate for director should write to Somanta Pharmaceuticals, Inc., c/o Chair, Corporate Governance and Nominating Commitee, 19200 Von Karman Avenue, Suite 400, Irvine, California 92612 and include the following:

•	The name and address of the stockholder and a statement that he, she or it is a stockholder of ours and is proposing a candidate for consideration by the committee;

•	The class and number of shares of our capital stock, if any, owned by the stockholder as of the record date for the annual stockholder meeting (if such date has been announced) and as of the date of the notice, and length of time such stockholder has held such shares;

•	The name, age and address of the candidate;

•	A description of the candidate’s business and educational experience;

•	The class and number of shares of our capital stock, if any, owned by the candidate, and length of time such candidate has held such shares;

•	Information regarding each of the foregoing criteria the Board generally considers, other than the factor regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;

•	A description of any relationship between the candidate and any customer, supplier or competitor of ours or any actual or potential conflict of interest;

•	A description of any relationship or understanding between the stockholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Board Committees

Our Board has three committees: an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and the Nominating Committee. Below is a description of our committees. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

Our Board established an Audit Committee and adopted an Audit Committee Charter (the “Audit Committee Charter”) in January 2006. The Audit Committee held two (2) meetings during fiscal year 2006. The Audit Committee advises and makes recommendations to the Board concerning our internal controls, our independent auditors and other matters relating to our financial activities and reporting. The Audit Committee is comprised of Kathleen H. Van Sleen, Chair, Michael R.D. Ashton and Jeffrey B. Davis. Ms. Van Sleen is our Audit Committee financial expert. Ms. Van Sleen is “independent” pursuant to the definitions set forth in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee Charter is attached as Appendix A and available on our website at www.somanta.com in the “Corporate Governance” section under the heading “Investor Relations.”

Compensation Committee

Our Board established a Compensation Committee and adopted a Compensation Committee Charter (the “Compensation Committee Charter”) in January 2006. The Compensation Committee held five (5) meetings during fiscal year 2006. The Compensation Committee advises and makes recommendations to the Board concerning the compensation of directors, officers and senior management. The Compensation Committee is comprised of Jeffrey B. Davis, Chair, Kathleen H. Van Sleen, Michael R.D. Ashton and John R. Gibson. The Compensation Committee Charter is available on our website at www.somanta.com in the “Corporate Governance” section under the heading “Investor Relations.”

Corporate Governance and Nominating Committee

Our Board established the Nominating Committee and adopted a Nominating/Corporate Governance Charter (the “Nominating Committee Charter”) in January 2006. The Nominating Committee did not hold any meetings during fiscal year 2006. The Nominating Committee advises and makes recommendations to the Board concerning matters relating to the organization and membership of the Board, and for other issues relating to our corporate governance. The Nominating Committee is comprised of Michael R.D. Ashton, Chair, Kathleen H. Van Sleen, and John R. Gibson. Each member of the Nominating Committee is “independent” pursuant to the definition of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Nominating Committee Charter is available on our website at www.somanta.com in the “Corporate Governance” section under the heading “Investor Relations.”

Code of Ethics

Our Board has adopted a Code of Business Conduct and Ethics related to and governing the conduct of all of our officers, directors and employees and a Code of Ethics for Chief Executive Officer and Senior Financial Officer governing additional conduct for our Chief Executive Officer and Senior Financial Officer. Both the Code of Business Conduct and Ethics and Code of Ethics for Chief Executive Officer and Senior Financial Officer are available on our website at www.somanta.com in the “Corporate Governance” section under the heading “Investor Relations.”

Attendance of Directors at Annual Meetings of Stockholders

We encourage each of our directors to attend each annual meeting of stockholders.

Communications with the Board of Directors

Stockholders who wish to communicate with members of the Board may send correspondence to them in care of: Somanta Pharmaceuticals, Inc., Executive Chairman, 19200 Von Karman Avenue, Suite 400, Irvine, California 92612.

MANAGEMENT

As of July 1, 2006, the following persons were officers of our company:

NAME	POSITION	AGE
Terrance J. Bruggeman	Executive Chairman, Chief Financial Officer, Treasurer and Secretary	59
Agamemnon A. Epenetos	Chief Executive Officer and President	57

Background

Terrance J. Bruggeman

See, “ELECTION OF DIRECTORS—Nominees for Election as Directors” for additional biographical information on Mr. Bruggeman.

Agamemnon A. Epenetos

See, “ELECTION OF DIRECTORS—Nominees for Election as Directors” for additional biographical information on Dr. Epenetos.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has selected Stonefield Josephson, Inc. (“Stonefield”) as our independent registered public accounting firm for the fiscal year ending April 30, 2007, and has requested management to ask for stockholder ratification of such selection at the Annual Meeting. Stonefield has audited our financial statements for the year ended April 30, 2006 and previously audited our predecessor company, Somanta Limited, for the years ended April 20, 2001 through April 30, 2005. Representatives of Stonefield are expected to be at the Annual Meeting to answer any questions and make a statement should they be asked to do so.

Although our bylaws do not require stockholders to approve our independent registered public accounting firm, the Audit Committee would like our stockholders’ opinion as a matter of good corporate practice. If the stockholders vote against Stonefield, the Audit Committee will reconsider whether to keep the firm. However, even if the stockholders ratify the selection, the Audit Committee may choose to appoint a different independent accounting firm at any time during the year if it believes that a change would be in our best interests and those of our stockholders.

We require the affirmative vote of the holders of a majority of the outstanding shares of stock present in person or represented by proxy and entitled to vote at the Annual Meeting to ratify the selection of Stonefield. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Change in Accountants

On January 31, 2006, in connection with our reverse merger with Hibshman Optical Corp. and our reincorporation into Delaware, Rotenberg Meril Solomon Bertiger & Guttilla, PC, certified public accountants, (“Rotenberg”) resigned as our independent registered public accounting firm.

Our Audit Committee, on January 31, 2006, appointed Stonefield as our new independent registered public accounting firm. The appointment was effective immediately. Stonefield has served as the independent registered public accounting firm for Somanta Incorporated, our subsidiary, since August 2, 2005.

The decision to change accounting firms was approved by the Audit Committee.

The reports of Rotenberg on Hibshman Optical Corp.’s consolidated financial statements for the year ended December 31, 2004, did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles.

In connection with its audits of Hibshman Optical Corp.’s consolidated financial statements for the year ended December 31, 2004, and through the subsequent interim period through the change in accountants, there were no disagreements with Rotenberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Rotenberg, would have caused it to make reference thereto in its reports. There were no reportable events as set forth in Item 304(a)(1)(iv) of Regulation S-B.

The Company has provided Rotenberg and Stonefield with a copy of these disclosures and informed them of their ability to include a statement in this Proxy Statement. No such statement was presented by either party.

Principal Accountant Fees and Services

Aggregate fees billed by Stonefield, Rotenberg, and Samuel Kline & Company (“Samuel”) for audit services for the fiscal years ended April 30, 2006, and December 31, 2004, respectively, and for other professional services billed in the most recent two fiscal years, were as follows:

Type of Service	Fees billed by Stonefield for the year ended April 30, 2006	Fees billed by Rotenberg for the year ended April 30, 2006 *	Fees billed by Samuel for the year ended December 31, 2004 *
Audit Fees (1)	$201,431	$9,750	$5,060
Audit-Related Fees (2)	$83,275	$0	$0
Tax Fees (3)	$4,435	$750	$725
All Other Fees (4)	$2,367	$900	$0

Total	$291,508	$11,400	$5,785

*	In connection with the merger of Somanta Incorporated and Hibshman Optical Corp., on January 31, 2006, we adopted the fiscal year end of Somanta Incorporated, thereby changing our fiscal year end from December 31 to April 30.
(1)	Comprised of the audits of our annual financial statements and reviews of our quarterly financial statements.
(2)	Comprised of responses to the Securities and Exchange Commission (the “SEC”) regarding the Registration Statements.
(3)	Comprised of services for tax compliance, tax planning, and tax advice. Tax compliance includes services related to the preparation or review of our original and amended tax returns. The remaining tax fees primarily include tax advice.
(4)	Comprised of services for research regarding the merger with Hibshman Optical Corp. and background checks on various employees.

Pre-Approval Policies

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and permissible non-audit services rendered by our independent registered public accounting firm, Stonefield. The policy generally pre-approves specific services in the defined categories of audit services, audit-related services, and tax services up to pre-determined amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. All fees described above were pre-approved by our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 1, 2006, we had 14,274,534 shares of common stock issued and outstanding. The following table sets forth as of July 1, 2006, the number of shares of common stock owned of record and beneficially by our current executive officers, directors, persons who hold 5% or more of our outstanding common stock and by current officers and directors as a group. Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within sixty (60) days, such as warrants or options to purchase shares of our common stock.

Class	Name and Address Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class Beneficially Owned
	EXECUTIVE OFFICERS AND DIRECTORS:

—	Agamemnon A. Epenetos 80 Harley Street, London, England	—	(1)	—

Common	Terrance J. Bruggeman 19200 Von Karman Ave, Suite 400, Irvine, CA	438,018	(2)	2.98%

Common	Jeffrey B. Davis	1,619,357	(3)	10.72%
Preferred	33 Tall Oak Drive, Summit, NJ	25	(4)	4.22%

Common	John R. Gibson 19200 Von Karman Ave, Suite 400, Irvine, CA	494,918	(5)	3.37%

Common	Michael R. D. Ashton 19200 Von Karman Ave, Suite 400, Irvine, CA	118,909	(6)	*

—	Kathleen H. Van Sleen 19200 Von Karman Ave, Suite 400, Irvine, CA	—		—

—	David W. Kramer 19200 Von Karman Ave, Suite 400, Irvine, CA	—		—

Common	Pasquale Catizone 286 Cedar Street, Cedar Grove, NJ	130,633	(7)	*

Common	All Officers & Directors as a Group (8 persons)	2,801,835		17.45%

	5% STOCKHOLDERS:

Common	Walbrook Trustees (Jersey Ltd. REK33) PO Box 248, Lord Coutanche House, 66-68 Esplanade St. Helier, Jersey JE4 5PS, Channel Islands	3,869,152	(8)	27.11%

Common	SCO Capital Partners LLC	15,691,785	(9)	65.52%
Preferred	1285 Avenue of the Americans, 35th Floor, New York, NY	328.6318		55.45%

Common	Alpha Capital AG	1,000,000	(10)	6.55%
Preferred	Pradafant 7 Furestentums 9490, Vaduz, Liechtenstein	40		6.75%

Common	Whalehaven Capital Fund Limited	1,875,000	(11)	11.61%
Preferred	14 Par-La-Ville Road, 3rd Floor, Hamilton HM08 Bermuda	75		12.66%

Common	XMark Opportunity Fund Ltd.	2,500,000	(12)	14.90%
Preferred	301 Tresser Blvd., Suite 1320, Stamford, CT	100	(13)	16.87%

Class	Name and Address Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class Beneficially Owned

Common	XMark Opportunity Fund, L.P.	2,500,000	(12)	14.90%
Preferred	301 Tresser Blvd., Suite 1320, Stamford, CT	100	(13)	16.87%

Common	XMark JV Investment Partners, LLC	2,500,000	(12)	14.90%
Preferred	301 Tresser Blvd., Suite 1320, Stamford, CT	100	(13)	16.87%

*	less than 1%
(1)	Dr. Epenetos is a beneficiary of Walbrook Trustees (Jersey Ltd. REK33) (“Walbrook Trustees”), PO Box 248, Lord Coutanche House, 66-68 Esplanade St. Helier, Jersey JE4 5PS, Channel Islands. Walbrook Trustees holds 3,869,152 shares of our common stock; however, Dr. Epenetos has no voting or dispositive power with respect to such shares.
(2)	Consists of shares issuable upon exercise of options that are exercisable within 60 days of July 1, 2006.
(3)	Consists of (i) 786,500 shares of our common stock held by Lake End Capital, LLC (“Lake End”); (ii) 25 shares of Series A Convertible Preferred Stock, with such shares of Series A Convertible Preferred Stock being initially convertible into 416,667 shares of our common stock, held by Lake End; (iii) an immediately exercisable warrant owned by a holder of Series A Convertible Preferred Stock (a “Series A Warrant”) to purchase 208,333 shares of our common stock at $0.75 per share, held by Lake End; (iv) a placement agent warrant issued in connection with the private placement of shares of our Series A Convertible Preferred Stock (a “PA Warrant”) to purchase 197,544 shares of our common stock at $0.60 per share assigned to Lake End by SCO Securities, LLC; and (v) 10,313 shares issuable upon exercise of options held individually by Mr. Davis that are exercisable within 60 days of July 1, 2006. Pursuant to the terms of the Certificate of Designations for the Series A Convertible Preferred Stock, the number of shares of our common stock that may be acquired on less than 61 days notice by Lake End upon any conversion of Series A Convertible Preferred Stock or the number of shares of our common stock that shall be entitled to voting rights upon any conversion of Series A Convertible Preferred Stock is limited, to the extent necessary, to ensure that following such conversion, the number of shares of our common stock then beneficially owned by Lake End and any other persons or entities whose beneficial ownership of common stock would be aggregated with Lake End’s for purposes of the Exchange Act does not exceed 9.99% of the total number of shares of our common stock then outstanding. In addition, all of the warrants held by Lake End also provide that the number of shares of our common stock that may be acquired on less than 61 days notice by Lake End upon exercise of such warrants is limited, to the extent necessary, to ensure that following such exercise, the number of shares of our common stock then beneficially owned by Lake End and any other persons or entities whose beneficial ownership of common stock would be aggregated with Lake End’s for purposes of the Exchange Act does not exceed 9.99% of the total number of shares of our common stock then outstanding. Accordingly, in light of the beneficial ownership cap, Lake End is entitled to acquire 1,508,198 shares of our common stock on less than 61 days notice. Lake End is the record owner of the securities listed in the table. Mr. Jeffrey Davis, as managing member of Lake End, has sole dispositive and voting power with respect to all shares held of record by Lake End. Mr. Davis disclaims beneficial ownership of these shares.
(4)	Consist of 25 shares of Series A Convertible Preferred Stock held by Lake End. Mr. Davis disclaims beneficial ownership of these shares.
(5)	Consists of (i) 98,554 shares of our common stock held by Dr. Gibson and (ii) 396,364 shares issuable upon exercise of options that are exercisable within 60 days of July 1, 2006.
(6)	Consists of shares issuable upon the exercise of options that are exercisable within 60 days of July 1, 2006.
(7)	Mr. Catizone is a former officer and director of Hibshman Optical Corp.
(8)	Consists of 3,869,152 held in the name of Walbrook Trustees of which Dr. Epenetos is a beneficiary. Dr. Epenetos has no voting or dispositive power with respect to such shares. Katarina Le Vesconte is the Managing Director of Walbrook and as such has the power to direct the vote and disposition of these shares. Ms. Le Vesconte disclaims beneficial ownership of these shares.

(9)	Consists of (i) 6,016,725 shares of our common stock held by SCO Capital Partners LLC; (ii) 328.6318 shares of Series A Convertible Preferred Stock, with such shares of Series A Convertible Preferred Stock being initially convertible into 5,477,196 shares of our common stock, held by SCO Capital Partners LLC; (iii) an immediately exercisable Series A Warrant to purchase 2,738,598 shares of our common stock at $0.75 per share held by SCO Capital Partners LLC; (iv) a seven year warrant to purchase 866,534 shares of common shares at $0.01 per share held by SCO Capital Partners LLC; and (v) a PA Warrant to purchase 592,732 shares of our common stock at $0.60 per share assigned to SCO Capital Partners LLC by SCO Securities, LLC, an affiliate of SCO Capital Partners LLC. Mr. Rouhandeh, in his capacity as Chairman and sole member of SCO Capital Partners LLC has sole investment and voting power with respect to these shares. SCO Capital Partners LLC has opted out of the beneficial ownership cap applicable to holders of shares of our Series A Convertible Preferred Stock, Series A Warrants and PA Warrants.
(10)	Consists of 40 shares of Series A Convertible Preferred Stock acquired by Alpha Capital AG (“Alpha”) on January 31, 2006, with such shares being initially convertible into 666,667 shares of our common stock. Alpha also acquired an immediately exercisable Series A Warrant to purchase 333,333 shares of our common stock at $0.75 per share in connection with the acquisition of the Series A Convertible Preferred Stock. Konrad Ackermann is the Director of Alpha and as such has the power to direct the vote and disposition of these shares. Mr. Ackermann disclaims beneficial ownership of these shares.
(11)	Consists of 75 shares of Series A Convertible Preferred Stock acquired by Whalehaven Capital Fund Limited (“Whalehaven”) on January 31, 2006, with such shares being initially convertible into 1,250,000 shares of our common stock. Whalehaven also acquired an immediately exercisable Series A Warrant to purchase 625,000 shares of our common stock at $0.75 per share in connection with the acquisition of the Series A Convertible Preferred Stock. Pursuant to the terms of the Certificate of Designations for the Series A Convertible Preferred Stock, the number of shares of our common stock that may be acquired on less than 61 days notice by Whalehaven upon any conversion of Series A Convertible Preferred Stock or the number of shares of our common stock that shall be entitled to voting rights upon any conversion of Series A Convertible Preferred Stock is limited, to the extent necessary, to ensure that following such conversion, the number of shares of our common stock then beneficially owned by Whalehaven and any other persons or entities whose beneficial ownership of common stock would be aggregated with Whalehaven’s for purposes of the Exchange Act does not exceed 9.99% of the total number of shares of our common stock then outstanding. In addition, all of the warrants held by Whalehaven also provide that the number of shares of our common stock that may be acquired on less than 61 days notice by Whalehaven upon exercise of such warrants is limited, to the extent necessary, to ensure that following such exercise, the number of shares of our common stock then beneficially owned by Whalehaven and any other persons or entities whose beneficial ownership of common stock would be aggregated with Whalehaven’s for purposes of the Exchange Act of 1934 does not exceed 9.99% of the total number of shares of our common stock then outstanding. Accordingly, in light of the beneficial ownership cap, Whalehaven is entitled to acquire 1,613,338 shares of our common stock on less than 61 days notice. Arthur Jones, Jennifer Kelly and Derek Wood are the directors of Whalehaven and as such have shared power to direct the vote and disposition of these shares. Mr Jones, Ms. Kelly and Mr. Wood disclaim beneficial ownership of these shares.
(12)

Consists of (i) 41.25 shares of Series A Convertible Preferred Stock acquired by XMark Opportunity Fund Ltd. (“XMark Ltd.”), an affiliate of XMark L.P. and XMark JV, on January 31, 2006, with such shares being initially convertible into 687,500 shares of our common stock; (ii) an immediately exercisable Series A Warrant to purchase 343,750 shares of our common stock at $0.75 per held by XMark Ltd.; (iii) 33.75 shares of Series A Convertible Preferred Stock acquired by XMark Opportunity Fund, L.P. (“XMark L.P.”), an affiliate of XMark Ltd. and XMark JV, on January 31, 2006, with such shares being initially convertible into 562,500 shares of our common stock; (iv) an immediately exercisable Series A Warrant to purchase 281,250 shares of our common stock at $0.75 per share held by XMark L.P.; (v) 25 shares of Series A Convertible Preferred Stock acquired by XMark JV Investment Partners, LLC (“XMark JV”), an affiliate of XMark Ltd. and XMark L.P., on January 31, 2006, with such shares being initially convertible into 416,667 shares of our common stock; and (vi) an immediately exercisable Series A Warrant to purchase 208,333 shares of our common stock at $0.75 per share held by XMark JV. Mitchell Kaye is the Chief Investment Officer of each of XMark Ltd., XMark L.P. and XMark JV. Pursuant to the terms of the Certificate of

Designations for the Series A Convertible Preferred Stock, the number of shares of our common stock that may be acquired on less than 61 days notice by any of the XMark entities upon any conversion of Series A Convertible Preferred Stock or the number of shares of our common stock that shall be entitled to voting rights upon any conversion of Series A Convertible Preferred Stock is limited, to the extent necessary, to ensure that following such conversion, the number of shares of our common stock then beneficially owned by any of the XMark entities and any other persons or entities whose beneficial ownership of common stock would be aggregated with any of the XMark entities’ for purposes of the Exchange Act does not exceed 9.99% of the total number of shares of our common stock then outstanding. In addition, all of the warrants held by the XMark entities also provide that the number of shares of our common stock that may be acquired on less than 61 days notice by any of the XMark entities upon exercise of such warrants is limited, to the extent necessary, to ensure that following such exercise, the number of shares of our common stock then beneficially owned by any of the XMark entities and any other persons or entities whose beneficial ownership of common stock would be aggregated with any of the XMark entities’ for purposes of the Exchange Act does not exceed 9.99% of the total number of shares of our common stock then outstanding. Accordingly, in light of the beneficial ownership cap, the XMark entities are entitled to acquire 1,675,775 shares of our common stock on less than 61 days notice. Mitchell D. Kaye is the Chief Investment Officer of each of the XMark entities and as such has the power to direct the vote and disposition of these shares. Mr. Kaye disclaims beneficial ownership of these shares.

(13)	Consists of (i) 41.25 shares of Series A Convertible Preferred Stock acquired by XMark Ltd.; (ii) 33.75 shares of Series A Convertible Preferred Stock acquired by XMark L.P.; and (iii) 25 shares of Series A Convertible Preferred Stock acquired by XMark JV.

Change in Control

In connection with the private placement of shares of our Series A Convertible Preferred Stock in January 2006, SCO Capital Partners LLC acquired control of us from the former holders of Somanta Limited capital stock. In the private placement of shares of our Series A Convertible Preferred Stock, SCO Capital Partners LLC acquired 328.6318 shares of our Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible at the option of the holder into 16,666.67 shares of our common stock. SCO Capital Partners LLC was also issued a Series A Warrant to purchase 2,738,598 shares of our common stock at $0.75 per share which is immediately exercisable for a period of six years. In addition, SCO Capital Partners LLC previously owned 6,016,725 shares of our common stock and a warrant to purchase 866,534 shares of our common stock at an exercise price of $0.01 per share which is immediately exercisable for a period of seven years. An affiliate of SCO Capital Partners LLC also assigned a portion of a PA Warrant to SCO Capital Partners LLC on February 8, 2006. The portion of the PA Warrant assigned to SCO Capital Partners LLC grants them a warrant to purchase 592,732 shares of our common stock at $0.60 per share which is immediately exercisable for a period of six years. Therefore, SCO Capital Partners LLC beneficially owns 15,691,785 shares of our common stock, or approximately 65.52% of our outstanding common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Directors, executive officers and greater than ten percent (10%) stockholders are required by the SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms that we received, we believe that all reporting requirements under Section 16(a) for the fiscal year ended April 30, 2006 were met in a timely manner by our directors, executive officers and greater than ten percent (10%) beneficial owners, except for the following: John Robin Gibson was late in filing his report on Form 3 for a transaction that occurred on January 31, 2006.

EXECUTIVE COMPENSATION

Since September 2005, the compensation payable to our executive officers has been established by the Compensation Committee, no member of which is or has been an executive officer of ours. The following table sets forth a summary of the compensation paid during the last three fiscal years to our executive officers serving as of April 30, 2006 for services rendered to us during such period and whose salaries plus bonus exceeded $100,000 (the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation							Long-Term Compensation Awards
Name and Principal Position	Year	Salary			Bonus	Other Annual Compensation			Securities Underlying Options(#)
Agamemnon A. Epenetos, Chief Executive Officer And President	2006 2005 2004	$ $	174,997 157,573 —		— — —	$	— 181,371 —	(2)	625,000 — —

Terrance J. Bruggeman, Executive Chairman	2006 2005 2004		$139,492 — —	(1)	— — —		— — —		575,320 438,108 —

Pasquale Catizone, Former Chief Executive Officer and President	2006 2005 2004		— — —	(3)	— — —		— — —		— — —

David W. Kramer, Former Chief Financial Officer, Secretary and Treasurer (4)	2006 2005 2004		$148,260 — —	(4)	— — —		— — —		406,670 — —

(1)	For the year ended April 30, 2005 Mr. Bruggeman, pursuant to a Service Agreement dated January 2005, is to receive $50,000 ($90,000 as of August 2005) which amount was paid to Mr. Bruggeman as a bonus (on the closing of Series A Convertible Preferred Stock). Mr. Bruggeman’s Service Agreement was terminated with the closing of the Share Exchange with Bridge Oncology Products, Inc., in August 2005 and was replaced by an Executive Employment Agreement in January 2006.
(2)	In December 2001, Somanta Limited agreed to issue shares of its common stock to an individual who was to join Somanta Limited as a member of the management team. Those shares were to be sold at a purchase price of $0.0015 per share but were never paid for by the individual. The individual did not join Somanta Limited and in June 2004, Dr. Epenetos was given the opportunity to purchase such shares at the same purchase price of $0.0015 per share as consideration for his services rendered to Somanta Limited. During the same period, securities were sold by Somanta Limited to unrelated third parties for $0.09 per share. Somanta Limited recorded a total of $181,371 as compensation expense to Dr. Epenetos representing the difference between the amount Dr. Epenetos paid for the shares and the fair market value of the shares, as reflected by purchase price received by Somanta Limited in the sale of shares to third parties. Dr. Epenetos became our President and Chief Executive Officer in January 2006.
(3)	Mr. Catizone was the Chief Executive Officer and President of Hibshman Optical Corp. through January 2006. Mr. Catizone did not receive any compensation.
(4)	Mr. Kramer was the Chief Financial Officer, Secretary and Treasurer from August 2005 until June 30, 2006.

Option Grants in Last Fiscal Year

The following table sets forth information concerning options to purchase shares of common stock granted during the fiscal year ended April 30, 2006 to the Named Executive Officers. The percentage of total options granted to our Named Executive Officers in the last fiscal year is based on options to purchase an aggregate of 1,614,990 shares of our common stock granted to employees in such fiscal year.

Name	Number of Shares of Common Stock Underlying Options Granted	Percent of Total Options Granted to Employees in Last Fiscal Year	Exercise Price ($ per Share)	Expiration Date
Terrance J. Bruggeman	575,320	35.6%	$0.60	Nov. 2015
Agamemnon A. Epenetos	675,000	38.7%	$0.60	Nov. 2015
Pasquale Catizone	0	0	0	—
David W. Kramer	406,670	25.2%	$0.60	Sept. 2015

Aggregated Option Exercises in Last Fiscal Year and

Last Fiscal Year-End Option Values

None of the Named Executive Officers has exercised any options granted.

The following table shows the number of options to purchase common stock held by the Named Executive Officers and the value of the unexercised in-the-money options of such person as of April 30, 2006.

	Number of Securities Underlying Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Terrance J. Bruggeman	438,018	575,300	$0	$0
Agamemnon A. Epenetos	0	675,000	$0	$0
Pasquale Catizone	0	0	$0	$0
David W. Kramer	0	406,670	$0	$0

Director Compensation

Our directors who are not full-time employees are entitled to receive a fee of $2,000 per meeting, including committee meetings that they attend, plus reasonable out of pocket expenses. In addition, beginning in September 2005, the non-employee directors receive an initial stock option to purchase 25,000 shares of our common stock and an annual award of an option to purchase an additional 20,000 shares of common stock. Further, each year the chair of our Audit Committee is granted an additional option to purchase 5,000 shares of our common stock. Beginning in May 2006, this option will increase to 7,500 shares of our common stock per year. Each year, the chair of the Compensation Committee and the chair of the Nominating Committee are each granted an additional option to purchase 2,500 shares our common stock. Beginning in May 2006, this option will increase to 5,000 shares of our common stock per year. All director option grants vest quarterly over two years.

In November 2005, we granted options to purchase: (i) 27,500 shares of our common stock to Jeffrey B. Davis, and (ii) 30,000 shares of our common stock to Kathleen Van Sleen in accordance with the foregoing policy. Each such option vests over a period of two years and has an exercise price of $0.60.

In addition, in November, 2005, we granted options to purchase (i) 25,080 shares of our common stock to Michael R. D. Ashton, and (ii) 83,600 shares of our common stock to John R. Gibson in consideration for past services to us. Each such option vests over a period of two years and has an exercise price of $0.60.

Prior to September 2005, director option grants were individually negotiated. In 2004, we awarded Dr. Gibson an option to purchase 365,014 shares of our common stock at an exercise price of $1.232828 per share for services rendered to us in identifying management candidates which resulted in a Chief Technology Officer and Chief Financial Officer joining Somanta Incorporated in August 2004, and Mr. Ashton was granted an option to purchase 73,003 shares of our common stock at an exercise price of $1.232828 per share for his services as a director through April 30, 2006. All of these options are fully vested. In addition in September 2005, we granted Mr. Ashton an option to purchase an additional 36,501 shares of our common stock at $1.232828 per share which will vest in September 2006. Dr. Gibson was granted options to purchase our common stock to compensate Dr. Gibson for identifying management candidates which resulted in a Chief Technology Officer and Chief Financial Officer joining Somanta Incorporated in August 2004.

Employment Arrangements

On January 31, 2006, Dr. Epenetos and Mr. Bruggeman entered into employment agreements with us. Each employment agreement is for a one year term. Pursuant to these employment agreements, we pay Dr. Epenetos an annual base salary of $275,000 and Mr. Bruggeman an annual base salary of $248,000. Effective July 1, 2006, Dr. Epenetos and Mr. Bruggeman agreed to defer 50% of their salary until the next financing for the Company. Mr. Bruggeman was paid $144,846 in February 2006 which had been deferred until a certain level of funding was received by us. Under the terms of the Share Exchange Agreement between Somanta Limited and Bridge Oncology Products, Inc., the payment of deferred compensation was conditioned on Somanta Incorporated (formerly Bridge Oncology Products, Inc.) raising at least $10 million in gross proceeds from the sale of equity securities. Because of the market conditions and the delay in the closing of the private placement of the Series A Convertible Preferred Stock, the Board of Somanta Incorporated agreed to reduce the amount of financing sought and waive the provision on the payment of the deferred compensation to certain members of the management and to the key consultants. Both Dr. Epenetos and Mr. Bruggeman are also entitled to receive annual bonuses and additional stock option grants at the discretion of our Board. In addition, if either Dr. Epenetos or Mr. Bruggeman is terminated for any reason other than for “cause” as defined in their respective agreements or if either of Dr. Epenetos or Mr. Bruggeman resigns for “good reason” as defined in their respective agreements, then we must pay the applicable officer an amount equal to twelve (12) month’s base salary, plus an amount that reflects the annual bonus such officer would have earned in the year such officer is so terminated or so resigns, and each of their respective unvested stock options shall automatically accelerate and become immediately exercisable.

On January 31, 2006, Mr. Kramer entered into an employment agreement with us. Pursuant to this agreement, we paid Mr. Kramer an annual base salary of $215,000. Mr. Kramer was paid $46,859 in February 2006 which had been deferred until a certain level of funding was received by us. Under the terms of the Share Exchange Agreement between Somanta Limited and Bridge Oncology Products, Inc., the payment of deferred compensation was conditioned on Somanta Incorporated (formerly Bridge Oncology Products) raising at least $10 million in gross proceeds from the sale of equity securities. Because of the market conditions and the delay in the closing of the private placement of the Series A Convertible Preferred Stock, the Board of Somanta Incorporated agreed to reduce the amount of financing sought and waive the provision on the payment of the deferred compensation to certain members of the management and to the key consultants. Mr. Kramer was also entitled to receive an annual bonus and additional stock option grants at the discretion of our Board. In addition, if, after serving a minimum of six months with us, Mr. Kramer was terminated: (i) without “cause,” as defined in his agreement, (ii) for reasons due to “change of control,” as defined in his agreement, (iii) a change of management, as defined in his agreement, or (iv) other non-performance related issues, we would have been obligated to pay Mr. Kramer an amount equal to six months of this base salary in one lump sum. Effective June 30, 2006, Mr. Kramer resigned as our Chief Financial Officer, Treasurer and Secretary. We are not obligated to pay him any severance or other payment as a result of Mr. Kramer’s departure; however, our Board agreed to amend the terms of Mr. Kramer’s stock option agreement to immediately vest twenty five percent (25%) of the shares covered by the option, or 101,668 shares, and to enable Mr. Kramer to exercise such option until June 30, 2007.

One of the former directors of Somanta Limited and a current consultant, Balbir S. Brar, DVM, PhD, resigned in August 2005 in connection with the closing of the Share Exchange Agreement with Bridge Oncology Products, Inc. Under a Service Agreement dated October 2004, Dr. Brar was entitled to receive $1,000 monthly. In July 2005, Dr. Brar entered into a Consulting Agreement with us which terminated, replaced and superseded the October 2004 Service Agreement. The July 2005 Consulting Agreement provided that we pay Dr. Brar $5,000 per month up to a total of $30,000 plus a bonus of $8,000, which payment was deferred until a certain level of funding was received by us. Under the terms of the Share Exchange Agreement between Somanta Limited and Bridge Oncology Products, Inc., the payment of deferred compensation was conditioned on Somanta Incorporated (formerly Bridge Oncology Products) raising at least $10 million in gross proceeds from the sale of equity securities. Because of the market conditions and the delay in the closing of the private placement of the Series A Convertible Preferred Stock, the Board of Somanta Incorporated agreed to reduce the amount of financing sought and waive the provision on the payment of the deferred compensation to certain members of the management and to the key consultants. We paid the total amount due under the July 2005 Consulting Agreement to Dr. Brar in February 2006. In addition in 2004, Dr. Brar was awarded options to purchase 438,017 shares of our common stock at an exercise price of $1.232828 per share. All of such options are fully vested. In February 2006, we terminated the July 2005 Consulting Agreement with Dr. Brar.

The former Chief Financial Officer of Somanta Limited, Duncan Merritt, resigned in August 2005 in connection with the closing of the Share Exchange Agreement with Bridge Oncology Products, Inc. Under a Service Agreement dated August 2004, Mr. Merritt was entitled to receive $30,000 which payment was deferred until a certain level of funding was received by us. Under the terms of the Share Exchange Agreement between Somanta Limited and Bridge Oncology Products, Inc., the payment of deferred compensation was conditioned on Somanta Incorporated (formerly Bridge Oncology Products) raising at least $10 million in gross proceeds from the sale of equity securities. Because of the market conditions and the delay in the closing of the private placement of the Series A Convertible Preferred Stock, the Board of Somanta Incorporated agreed to reduce the amount of financing sought and waive the provision on the payment of the deferred compensation to certain members of the management and to the key consultants. We paid this amount to Mr. Merritt in February 2006. In addition in 2004, Mr. Merritt was awarded options to purchase 146,006 shares of our common stock at an exercise price of $1.232828 per share. All of such options are fully vested. In January 2006, Mr. Merritt entered into a consulting arrangement with us pursuant to which we pay Mr. Merritt $5,000 per month retroactive to June 1, 2005. Effective June 1, 2006, Mr. Merritt agreed to modify his arrangement to provide his services for $100 per hour in lieu of a fixed retainer and was granted options to acquire 25,000 shares of our stock.

Services Agreements

We have entered into a Service Provision Agreement (the “Porto Service Agreement”) with Pharma Consultancy Limited, a company organized under the laws of the United Kingdom that is controlled by Luiz Porto, one of our stockholders. Pursuant to the Porto Service Agreement, we will pay Dr. Porto approximately $278,000 per year, for services rendered by Dr. Porto to us as an independent consultant in connection with the management of our clinical activities. Effective September 1, 2006, Pharma Consultancy Limited agreed to reduce their consulting to the Company by 33% and this will reduce the Company payments by approximately $91,000 per year.

The term of the Porto Service Agreement commenced on November 3, 2005 and will terminate on December 31, 2006 unless extended by a mutual written agreement of the parties. Notwithstanding the term of the Porto Service Agreement, either party may terminate the Porto Service Agreement, with or without cause, by giving the other party thirty (30) days’ prior written notice. With the approval of our Board, Dr. Porto may also be granted cash bonuses and stock options in the future.

We have also entered into a Service Provision Agreement, as amended (the “Bower Service Agreement”) with GTE Consultancy Limited, a company organized under the laws of the United Kingdom and owned by

Mr. Bower (“GTE”). Pursuant to the Bower Service Agreement, we will pay GTE approximately $156,000 per year, for services rendered by GTE to us as an independent consultant in connection with the pre-clinical activities related to the manufacturing of our product candidates. Effective September 1, 2006, GTE Consultancy Limited agreed to reduce their consulting to the Company by 33% and this will reduce the Company payments by approximately $51,000 per year.

The term of the Bower Service Agreement commenced on November 6, 2005 and will terminate on December 31, 2006 unless extended by a mutual written agreement of the parties. Notwithstanding the term of the Bower Service Agreement, either party may terminate the Bower Service Agreement, with or without cause, by giving the other party thirty (30) days’ prior written notice. With the approval of our Board, GTE may also be granted cash bonuses and stock options in the future.

AUDIT COMMITTEE REPORT (1)

The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of our results and the assessment of our internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by us in our financial statements, as well as alternative treatments. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from us and our management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has received the letter from the independent accountants required therein. The Audit Committee has also considered whether the independent registered public accounting firm’ provision of non-audit services to us is compatible with the auditors’ independence.

The Audit Committee has concluded that the independent registered public accounting firm is independent from us and our management.

The Audit Committee reviewed and discussed our policies with respect to risk assessment and risk management.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended April 30, 2006, for filing with the SEC. The Board has also approved, subject to stockholder ratification, the Audit Committee’s selection of our independent registered public accounting firm.

Kathleen H. Van Sleen, Chair Michael R.D. Ashton Jeffrey B. Davis

(1)	This section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agamemnon Epenetos, our President and Chief Executive Officer, loaned money to us in 2003 and 2004 in the aggregate amount of $86,049 without interest. This loan was repaid in the amount of $81,000 in February 2006 as payment in full for such loan in accordance with the terms of the Share Exchange Agreement. In addition, Dr. Epenetos entered into an annual office lease on May 15, 2005 in London, England. We pay the rent and other occupancy costs on this space which are used principally for our activities. This lease was originally to expire on May 16, 2006, but was renewed and now expires on May 16, 2007. Our lease expenses in England for the years ended April 30, 2006 and 2005 were $26,723 and $10,709, respectively. Our total minimum lease payments through the year ending April 30, 2007 are approximately $27,000. In connection with the Share Exchange Agreement, Dr. Epenetos agreed to indemnify us, for a period of six years from the closing of the Share Exchange for any breach or inaccuracy of the representations related to the capitalization of Somanta Limited.

Jeffrey B. Davis, one of our directors, is the managing member of Lake End and the President of SCO Financial Group LLC. Lake End is the beneficial owner of more than 5% of our outstanding common stock and SCO Financial Group is an affiliate of SCO Capital Partners which is the beneficial owner of more than 5% of our outstanding common stock. Mr. Davis is also a director of Virium Pharmaceuticals, Inc., with whom we have entered into an exclusive co-development and sublicense agreement relating to Sodium Phenylbutyrate for use outside the U.S. and Canada and pursuant to which we paid Virium $50,000 for an exclusive, world-wide sub-license to Sodium Phenylbutyrate, excluding the U.S. and Canada, for the treatment of cancer, autoimmune diseases, and other clinical indications. Virium Pharmaceuticals, Inc., has entered into an exclusive Patent Licensing Agreement with the U.S. Public Health Service (“PHS”) for the use of Sodium Phenylbutyrate in the treatment of cancer, anemia and AIDS. These agreements expire when the last underlying patent expires in 2016. Additionally, SCO Capital Partners LLC, our largest single stockholder, is also the largest stockholder of Virium Pharmaceuticals, Inc.

Balbir Brar, DVM, PhD, our former consultant and a former member of the board of Somanta Limited from August 2004 to August 2005, is a principal owner of Advanced Cardiovascular Devices, LLC, which is the worldwide, exclusive licensee of Alchemix for use in the field of vascular diseases. Pursuant to the license agreement, Advanced Cardiovascular Devices paid us a $10,000 license fee, which is being accounted for as revenue. This agreement expires when the underlying patent expires in 2015. Terrance J. Bruggeman, our Executive Chairman, serves as a Chairman of the Advisory Board of Advanced Cardiovascular Devices, LLC. At the time we entered into the license agreement with Advanced Cardiovascular Devices in 2004, Dr. Brar, an officer and director of Advanced Cardiovascular Devices was also Somanta Limited’s Chief Technology Officer.

Pursuant to a financial advisory agreement dated March 1, 2005 between Bridge Oncology and SCO Financial Group LLC, which we have assumed, we compensate SCO Financial Group with a monthly retainer of $12,500 and an annual grant of warrants to purchase 150,000 shares of our common stock at an exercise price of $0.01 for the term of seven years of the agreement for financial advisory services. The term of the agreement extends 24 months beyond the last financing transaction for which we compensate SCO pursuant to the agreement. SCO Financial Group is an affiliate of SCO Capital Partners LLC, one of our principal stockholders. Mr. Davis, the President of SCO Financial Group LLC, is also a member of our Board. We paid SCO Financial Group monthly fees during the fiscal year ended April 30, 2006 and 2005, totaling $150,000 and $25,000, respectively.

On January 31, 2006, we assumed a warrant issued by Somanta Limited, in favor of SCO Capital Partners LLC, dated November 8, 2005, in connection with Somanta Incorporated’s issuance of a secured convertible promissory note to SCO in the principal amount of $1,250,000 dated August 23, 2005, and it thereby became a warrant to purchase 866,534 shares of our common stock at an exercise price of $0.01 and a term of seven years. As of January 31, 2006, the note had accrued interest of $36,318.

SCO Securities LLC functioned as our placement agent in connection with the sale of 592.6318 shares of our Series A Convertible Preferred Stock and warrants to purchase 9,877,197 shares of common stock at an exercise price of $0.75 per share, resulting in gross proceeds to us of approximately $5,900,000, including the conversion of the above-mentioned promissory note in the principal amount of $1,250,000 dated August 23, 2005, plus accrued interest thereon held by SCO Capital Partners, LLC. In connection with the private placement, SCO Capital Partners LLC converted the entire amount of principal and interest outstanding on such secured convertible promissory note as follows: a total of $1,286,318 outstanding principal and accrued interest was converted into 128.6318 shares of our Series A Convertible Preferred Stock. In addition, SCO Capital Partners purchased 200 shares of our Series A Convertible Preferred Stock for $2,000,000 cash in the private placement. SCO Capital Partners was also issued warrants to purchase 2,738,598 shares of our common stock in connection with the note conversion and the private placement investment. The warrants are immediately exercisable at an exercise price of $0.75 per share and have a six year term. SCO Securities LLC received $414,842 as a fee and $59,263 for reimbursable expenses for its services in connection with this transaction and a warrant to purchase 987,720 shares of our common stock at an exercise price of $0.60 per share. SCO Securities LLC is an affiliate of SCO Capital Partners LLC, one of our principal stockholders.

Pasquale and Carmine Catizone, the former officers, directors and principal stockholders of Hibshman Optical Corp. were issued 31,387,452 shares of our common stock on April 1, 2005 in exchange for the principal of $62,000 and interest of $16,446 outstanding on certain promissory notes originally issued by Hibshman Optical Corp. on December 7, 1998.

Duncan Merritt, the former Chief Financial Officer of Somanta Limited, entered into a month-to-month Consulting Agreement with us in January 2006, pursuant to which he is to be paid $5,000 per month retroactive to June 1, 2005. As of June 1, 2006, we have paid Mr. Merritt $60,000 which we began paying February 2006. Effective June 1, 2006, Mr. Merritt agreed to modify his arrangement to provide his services for $100 per hour in lieu of a fixed retainer and was granted options to acquire 25,000 shares of our stock.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, and direct your written request to Somanta Pharmaceuticals, Inc. 19200 Von Karman Avenue, Suite 400, Irvine, California 92612 or call us at (949) 477-8090. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

PROPOSALS OF STOCKHOLDERS FOR THE 2007 ANNUAL MEETING

Stockholders may present proposals for inclusion in the proxy materials to be distributed in connection with our 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”), which is expected to be held September 6, 2007. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In accordance with our bylaws and SEC rule 14a-8, in order to be properly brought before the 2007 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our secretary at our principal executive offices not less than 90 nor more than 120 days before our 2007 Annual Meeting. As a result, any notice given by a stockholder pursuant to these provisions must be received no earlier than May 9, 2007 and no later than June 8, 2007, unless our 2007 Annual Meeting date is more than 30 days before or after September 6, 2007.

If our 2007 Annual Meeting date is advanced or delayed by more than 30 days from this year’s meeting date, then proposals must be received not less than 90 nor more than 120 before the 2007 Annual Meeting or the 10th day following the date on which the meeting date is publicly announced.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our bylaws and SEC requirements. We will not consider any proposal or nomination that does not meet the bylaw requirements and the SEC’s requirements for submitting a proposal or nomination.

Notices of intention to present proposals at our 2007 Annual Meeting should be addressed to Somanta Pharmaceuticals, Inc., Secretary, 19200 Von Karman Avenue, Suite 400, Irvine, California 92612. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other issues are properly brought before the Annual Meeting, we will ask our proxy holders to vote on the matters using their best judgment.

FORM 10-KSB

We filed our Annual Report on Form 10-KSB for the fiscal year ended April 30, 2006 (the “Annual Report”) with the SEC on July 19, 2006. A copy of such Annual Report is being furnished to you with this Proxy Statement. Stockholders may obtain additional copies of the Annual Report and the exhibits thereto, without charge, by writing to Somanta Pharmaceuticals, Inc., Secretary, 19200 Von Karman Avenue, Suite 400, Irvine, California 92612.

By Order of the Board of Directors

Wednesday, August 9, 2006
Terrance J. Bruggeman Executive Chairman of the Board of Directors and Secretary

APPENDIX A

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Somanta Pharmaceuticals, Inc. (the “Corporation”) to assist the Board in its oversight of:

•	the adequacy of the Corporation’s internal controls and financial reporting process and the integrity of the Corporation’s financial statements;

•	the qualifications, independence and performance of the Corporation’s external independent auditor (“Independent Auditor”);

•	the Corporation’s compliance with legal and regulatory requirements; and

•	the Corporation’s assessment and management of business risks.

Composition and Term of Office

•	The Committee will consist of not fewer than three members.

•	At such time as the Corporation is listed on a national exchange, the NASDAQ National Market or the NASDAQ Stock Market or is otherwise required by applicable law or the rules of an applicable self-regulatory organization, each member of the Committee shall be a director who satisfies the independence requirements of the National Association of Security Dealers (the “NASD”) Listed Company Manual, as interpreted by the Board in its business judgment, and of the Securities Exchange Act of 1934, applicable to members of audit committees.

•	One member shall serve as Chairman of the Committee. The members of the Committee shall serve one-year terms, and shall be appointed annually by the Board on the day of the Annual Meeting of Stockholders or on such other date as the Board shall determine. Members of the Committee may be removed or replaced by the Board.

•	Each Committee member shall be financially literate as such qualification is interpreted by the Board in its business judgment, or shall become financially literate within a reasonable period of time after appointment to the Committee.

•	At least one member of the Committee shall meet the accounting or related financial management expertise requirements of the NASD, as the Board interprets such qualification in its business judgment.

•	If a member of the Committee simultaneously serves on the audit committees of more than three public companies, including the Corporation, then the Board must determine that such simultaneous service would not impair the ability of such member to serve on the Committee and disclose that determination as required by the NASD.

•	The only compensation that members of the Committee may receive directly or indirectly from the Corporation is fees for service on the Board or a committee of the Board and the regular benefits received by Directors who are not members of the Committee. Such fees may be received in cash, stock of the Corporation, options to purchase stock of the Corporation or other in-kind consideration ordinarily available to Directors.

Committee Meetings—Operating Principles

•	The Committee shall hold meetings at least quarterly, and at any additional time as either the Board or Committee deems necessary.

•	The Committee Chairman will preside, when present, at all meetings of the Committee. The Committee may meet by telephone or videoconference and may take action by written consent.

•	A majority of the members shall represent a quorum of the Committee. If a quorum is present, any action approved by at least a majority shall represent a valid action of the Committee.

•	The Committee may request that members of management, the Corporation’s outside counsel and/or the Corporation’s Independent Auditor be present as needed.

•	Periodically, the Committee shall meet, in separate private sessions, with each of (i) management and (ii) the Independent Auditor. In addition, the Committee may meet with such other persons as the Committee deems advisable.

•	The Committee shall have the authority, in its discretion, to conduct investigations and retain, at the Corporation’s expense but at funding levels determined by the Committee, special legal, accounting or other consultants or experts to advise the Committee.

•	Minutes of each meeting will be kept and distributed to the entire Committee, as well as filed with the minutes of the meetings of the Board

General Principles as to Independent Auditor

•	The Committee adopts the following principles with respect to the Corporation’s Independent Auditor:

•	The Committee has the sole authority and responsibility for the appointment, compensation, evaluation, oversight and, where appropriate, termination of the Corporation’s Independent Auditor, and will review the quality control procedures, experience and qualifications of the senior members of its audit team. The Independent Auditor shall report directly to the Committee.

•	The Committee shall review and approve the scope of the audit and the compensation to be paid to the Independent Auditor, which the Corporation shall be obligated to fund.

•	The Committee shall, in compliance with the Securities Exchange Act of 1934 and the rules promulgated thereunder and subject to any exceptions provided for therein, pre-approve all engagements of the Independent Auditor in connection with audit, review or attest reports required under the securities laws (collectively, “Audit Services”) and either (i) pre-approve all engagements of the Independent Auditor to perform any permitted service other than Audit Services (“Non-Audit Services”) or (ii) establish pre-approval policies and procedures pursuant to which engagements for Non-Audit Services are entered, in which case the Committee shall ensure that it is informed on a timely basis of each Non-Audit Service approved pursuant to such policies and procedures.

•	The Committee shall be responsible for the resolution of disagreements between management and the Independent Auditor regarding financial reporting.

•	The Committee shall undertake the following with respect to the Independent Auditor’s independence:

•	Ensure that the Independent Auditor submits periodically, a formal written statement, including the written disclosures required by Independence Standards Board Standard No. 1, delineating all relationships between the Independent Auditor and the Corporation.

•	Actively engage in a dialogue with the Independent Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor.

•

At least annually, obtain and review a report by the Independent Auditor describing that firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken in response to any such issues, and all relationships between the Independent Auditor and the Corporation. After reviewing this report and the Independent Auditor’s work during the year, review and evaluate the qualifications, performance and independence of the Independent Auditor and of its lead partner and assure regular rotation, as required by law, of the audit engagement team partners, principals or shareholders who perform audit, review or attest services for the Corporation.

•	Recommend, if determined by the Committee to be called for, that the Board take appropriate action in response to the Independent Auditor’s reports to satisfy itself of the Independent Auditor’s independence.

•	Set clear hiring guidelines for the Corporation’s hiring of current and former employees of the Independent Auditor.

Responsibilities—Audit-related

Audits

•	The Committee shall review and discuss with management and the Independent Auditor the audited financial statements of the Corporation, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the year-end audit by the Independent Auditor.

•	The Committee shall discuss with the Independent Auditor the matters the Independent Auditor determines are required to be discussed by Statement on Auditing Standards No. 61.

•	The Committee shall discuss with management and the Independent Auditor (i) all critical accounting policies and practices used, (ii) any significant financial reporting issues, judgments, and estimates made in connection with the preparation of the Corporation’s financial statements, including analyses of the effects of alternative accounting methods under GAAP that have been discussed with management and the treatment preferred by the Independent Auditor, (iii) the effect of regulatory and accounting initiatives and off-balance sheet structures on the Corporation’s financial statements and (iv) any other reports required by law to be delivered by the Independent Auditor, including any management letter or schedule of unadjusted differences.

•	Based on the review and discussions with management and the Independent Auditor referred to in the second main bullet item under “General Principles as to Independent Auditor” above and the three bullets above under “Responsibilities—Audit-related”, the Committee will advise the Board whether it recommends that the audited financial statements be included in the Corporation’s annual report on Form 10-KSB (or incorporated from the annual report to stockholders).

•	The Committee shall regularly review with the Independent Auditor any audit problems or difficulties, including any restrictions on the scope or access to requested information and any significant disagreements with management and management’s response, and discuss with the Independent Auditor the responsibilities, budget and staffing of Internal Audit.

•	The Committee shall obtain assurance from the Independent Auditor that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934.

Internal Controls

•	The Committee shall discuss with management and the Independent Auditor:

•	The adequacy of the Corporation’s internal accounting controls and the financial reporting process, which shall include a review of major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles, and major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of identified deficiencies.

•	The status of internal control recommendations made by the Independent Auditor.

•	The Committee shall periodically receive reports from and discuss with the Corporation’s General Counsel the adequacy of the policies and practices of the Corporation related to compliance with legal and regulatory requirements, conflicts of interest and ethical conduct.

•	When appropriate, in the context of Sarbanes-Oxley legislation, management’s assessment of the effectiveness and adequacy of the Corporation’s internal control structure and procedures for financial reporting; also, the Independent Auditor’s attestation to and report on management’s assessment above and whether any changes to internal controls are appropriate in light of the assessment and attestation.

Other

•	The Committee or the Chairman of the Committee shall discuss with management and the Independent Auditor the quarterly financial statements of the Corporation, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters the Independent Auditor determines are required to be discussed by Statement on Auditing Standards No. 71, prior to filing the Form 10-Q with the Securities and Exchange Commission.

•	The Committee shall periodically receive reports from and discuss with the Corporation’s General Counsel any material government investigations, litigation or legal matters.

•	The Committee shall review reports and any disclosures of significant conflicts of interest involving directors or executive officers of the Corporation.

•	The Committee shall review with management and the Independent Auditor any material issues regarding the Corporation’s financial statements or accounting policies raised in any correspondence with regulators or governmental agencies, any published reports or any external or employee complaints.

•	The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

•	The Committee shall discuss (i) policies with respect to risk assessment and risk management, the Corporation’s primary risk exposures and the steps management has taken to monitor and control such exposures and (ii) as and when appropriate, earnings press releases that have been issued by the Corporation, as well as financial information and earnings guidance that have been provided to analysts and rating agencies.

•	The Committee may, when and to the extent it deems appropriate, obtain advice and assistance from outside legal, accounting or other consultants or experts.

Responsibilities-Non-Audit

•	Following each Committee meeting, report at the next meeting of the full Board all significant items discussed at the Committee meeting.

•	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

•	Conduct an annual performance evaluation of the Committee.

•	Report regularly to the Board with respect to any issues that arise regarding the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements and the performance and independence of the Independent Auditor.

•	Review and approve any related-party transactions, after reviewing each transaction for potential conflicts of interest and other improprieties,

•	In consultation with the Nominating and Corporate Governance Committees, present to the Board for adoption and continue to update a code of conduct for all employees and directors which meet the requirements of Item 406 of the SEC’s Regulation S-K.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles.